EXHIBIT 99.1
News Release
Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
•Kito Crosby integration remains on track, with continued progress on synergy capture
•Net sales growth of 125% Y/Y driven by the Kito Crosby Acquisition with solid growth at both Legacy CMCO1 and Kito Crosby
•Book-to-bill of 1.1x with strong order growth positions CMCO well for H2 FY27
•Increased cash flow Y/Y reflects benefits of the Kito Crosby Acquisition, synergy achievement and improved margin
CHARLOTTE, NC, July 30, 2026 - Columbus McKinnon Corporation (Nasdaq: CMCO) ("Columbus McKinnon" or the "Company"), today announced financial results for its fiscal year 2027 first quarter, which ended June 30, 2026.
Columbus McKinnon delivered net sales growth of 125% and order growth of 120% year-over-year, both driven by the acquisition of Kito Crosby Limited ("Kito Crosby"), which closed on February 3, 2026 (the "Kito Crosby Acquisition"), with strong performance across the Legacy CMCO1 and Kito Crosby platforms.
“Our team delivered solid results in our first full quarter as a combined company, while also continuing to progress the integration and realize synergies,” said David J. Wilson, President and Chief Executive Officer. “I am pleased with the strong start to the year, including substantial orders growth supported by robust U.S. short-cycle demand, increasing our confidence in the year ahead.”
First Quarter Fiscal 2027 Highlights (compared with prior-year period, except where otherwise noted)
•Net sales of $531.5 million increased 125%
•Orders of $568.1 million increased 120%; Book to Bill of 1.1x
•Net loss attributable to the Company of $88.7 million, or $2.05 per diluted share included
$70.3 million of acquisition and integration related expenses
•Adjusted Net Income2 of $30.5 million increased 114% and Adjusted EPS2,3 of $0.61 increased 22%
•Adjusted EBITDA2 of $111.5 million and Adjusted EBITDA Margin2 of 21.0%, up 720 basis points
•Cash flow provided by operations of $25.6 million and Free Cash Flow Excluding Deal Costs2 of $32.4 million
“Disciplined execution in the first quarter led to significant margin expansion, which included the accretive impact of the Kito Crosby Acquisition, synergy realization and benefits to material costs that were specific to the quarter," continued Wilson. "I remain confident in our ability to create shareholder value as we drive organic growth, improve margins, deliver free cash flow, and de-lever the balance sheet.”

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
First Quarter Fiscal 2027 Sales

($ in millions)	Q1 FY27	Q1 FY26	Change	% Change
Net sales	$531.5	$235.9	$295.5	125.3%
U.S. sales	$292.7	$135.3	$157.4	116.3%
% of total	55%	57%
Non-U.S. sales	$238.8	$100.6	$138.2	137.4%
% of total	45%	43%
For the quarter, net sales increased $295.5 million, or 125.3% driven by the Kito Crosby Acquisition partially offset by the Divestiture4. Legacy CMCO Net Sales Growth1,2 of 12.7% benefited from both positive pricing and volume with growth across all regions.
First Quarter Fiscal 2027 Operating Results

($ in millions, except per share figures)	Q1 FY27	Q1 FY26	Change	% Change
Gross profit	$146.3	$77.2	$69.0	89.4%
Gross margin	27.5%	32.7%	(520) bps
Adjusted Gross Profit[2]	$202.5	$80.9	$121.6	150.3%
Adjusted Gross Margin[2]	38.1%	34.3%	380 bps
Net income (loss)	$(88.4)	$(1.9)	$(86.5)	NM
Net income (loss) margin	(16.6)%	(0.8)%	NM
Adjusted Net Income[2]	$30.5	$14.3	$16.3	114.0%
GAAP EPS	$(2.05)	$(0.07)	$(1.98)	NM
Adjusted EPS[2,3]	$0.61	$0.50	$0.11	22.0%
Adjusted EBITDA[2]	$111.5	$32.6	$78.9	241.8%
Adjusted EBITDA Margin[2]	21.0%	13.8%	720 bps
Capital, Liquidity and Cash Flow
The Company ended the first quarter with a Credit Agreement Net Leverage Ratio2 of 4.9x and total liquidity of $567.1 million consisting of $98.4 million of cash and cash equivalents, $468.7 million of availability on the Company's revolving credit facility and no availability on the Company's AR securitization facility.
The Company generated $25.6 million in cash provided by operating activities in the quarter, with capital expenditures of $5.7 million resulting in Free Cash Flow2 of $20.0 million. Excluding cash payments related to the integration of the Kito Crosby Acquisition of $12.5 million, Free Cash Flow Excluding Deal Costs2 was $32.4 million.
The Company remains committed to allocating capital to pay down debt to de-lever its balance sheet in the near term while continuing its track record of consistent dividend payment.

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
Fiscal Year 2027 Guidance
Based on year-to-date performance and its outlook, the Company is increasing its outlook for fiscal 2027, ending March 31, 2027 as follows:

Metric	Updated FY27 Outlook	Prior FY27 Outlook
Net sales	$2.09 billion to $2.15 billion	$2.05 billion to $2.12 billion
Adjusted EBITDA[5]	$405 million to $420 million	$390 million to $410 million
Adjusted EPS[5]	$1.90 to $2.10	$1.70 to $1.90
Fiscal 2027 guidance assumes approximately:
•$185 million to $190 million of interest expense,
•$135 million to $140 million of amortization expense,
•$75 million to $80 million of depreciation expense,
•Normalized effective tax rate of 25% as used in the calculation of Adjusted EPS, and
•52 million Adjusted Diluted Shares Outstanding5 as a result of the Company's expectation that the dividends payable on the Preferred Shares6 will be accrued, accumulated and compounded, rather than being paid in cash during fiscal 2027.
"Our revised full year outlook reflects the strong orders and financial performance from our first quarter and increased confidence in the year. The revised outlook is based on our latest assumptions for sales phasing based on our current backlog as well as updated foreign exchange rates," said John Linker, Executive Vice President and Chief Financial Officer. "Our guidance also reflects additional confidence in cost synergy realization and progress towards achieving our leverage reduction targets."
Teleconference and Webcast
Columbus McKinnon will host a conference call today at 10:00 AM Eastern Time to discuss the Company's financial results and strategy. The conference call, earnings release and earnings presentation will be accessible through live webcast on the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website through August 13, 2026.

______________________
1     "Legacy CMCO" is defined as reported Columbus McKinnon adjusting for the removal of the Divestiture and the Kito Crosby Acquisition in all comparable periods.
2    Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Legacy CMCO Net Sales Growth, Free Cash Flow, Free Cash Flow Excluding Deal Costs and Credit Agreement Net Leverage Ratio are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.
3    Adjusted EPS excludes, among other adjustments, amortization of intangible assets. The Company believes this better represents its inherent earnings power and cash generation capability.
4     As part of the Kito Crosby Acquisition, the Company was required to divest its U.S. power chain hoist (other than with respect to Little Mule products) and chain manufacturing operations, which closed on March 4, 2026 (the "Divestiture").
5     The Company has not reconciled Adjusted EBITDA, Adjusted EPS and Adjusted Diluted Shares Outstanding guidance for fiscal 2027 to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. Forward-looking guidance regarding Adjusted EBITDA and Adjusted EPS are made in a manner consistent with previous filings with the Securities and Exchange Commission.
6     800,000 Series A Cumulative Convertible Participating Preferred Shares of the Company, par value $1.00 per share (the “Preferred Shares”).

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
About Columbus McKinnon
CMCO is a global leader in intelligent motion solutions designed to advance performance and productivity, helping customers move the world forward with confidence. Guided by its mission to deliver innovative solutions with unmatched safety, quality and reliability, CMCO enables efficient lifting, positioning, securing and movement of materials across a wide range of end markets. Its portfolio spans five key platforms: lifting hardware consumables, hoists and cranes, precision conveyance, automation and linear motion. Driven by a vision for a safer, more productive tomorrow, CMCO partners with customers to solve some of their most complex intralogistics challenges and keep industry in motion. Comprehensive information is available at www.cmco.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects, including the Company's full year fiscal 2027 guidance, consisting of net sales, Adjusted EBITDA and Adjusted EPS for fiscal 2027, as well as the associated assumed inputs for fiscal 2027 regarding interest expense, amortization expense, depreciation expense, effective tax rate and Adjusted Diluted Shares Outstanding; (ii) our operational and financial targets and capital distribution policy, including our expectation that the dividends payable on the Preferred Shares will be accrued, accumulated and compounded, rather than being paid in cash, during fiscal 2027; (iii) general economic trends and trends in our industry and markets; (iv) our ability to successfully integrate the Kito Crosby Acquisition and achieve targeted net cost synergies and leverage reduction targets; (v) our ability to expand margins in future periods; and (vi) the competitive environment in which we operate, are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Contacts:

Investor Relations
investor.relations@cmco.com

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended June 30,
	2026	2025	Change
Net sales	$531,461	$235,920	125.3%
Cost of products sold	385,192	158,698	142.7%
Gross profit	146,269	77,222	89.4%
Gross profit margin	27.5%	32.7%
Selling expenses	54,689	28,531	91.7%
% of net sales	10.3%	12.1%
General and administrative expenses	65,362	30,743	112.6%
% of net sales	12.3%	13.0%
Research and development expenses	8,541	4,821	77.2%
% of net sales	1.6%	2.0%
Net loss (gain) on sales of businesses	566	—	NM
Amortization of other intangibles	34,808	7,635	355.9%
Income from operations	(17,697)	5,492	(422.2)%
Operating margin	(3.3)%	2.3%
Interest and debt expense	47,610	8,698	447.4%
Investment (income) loss	(1,692)	(1,049)	61.3%
Foreign currency exchange (gain) loss	4,023	(342)	NM
Other (income) expense, net	(249)	(177)	40.7%
Income (loss) before income tax expense (benefit)	(67,389)	(1,638)	NM
Income tax expense (benefit)	21,044	260	NM
Net income (loss)	(88,433)	(1,898)	NM
Net income (loss) attributable to noncontrolling interest	296	—	NM
Net income (loss) attributable to the Company	$(88,729)	$(1,898)	NM

Weighted average basic shares outstanding	28,793	28,658	0.5%
Basic income (loss) per share	$(2.05)	$(0.07)	NM

Weighted average diluted shares outstanding	28,793	28,658	0.5%
Diluted income (loss) per share	$(2.05)	$(0.07)	NM

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	Period Ended
	June 30, 2026	March 31, 2026
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$98,410	$96,562
Trade accounts receivable	373,194	380,198
Inventories	558,312	609,030
Prepaid expenses and other	92,597	95,071
Total current assets	1,122,513	1,180,861

Property, plant, and equipment, net	391,510	408,508
Goodwill	1,420,552	1,408,640
Other intangibles, net	1,565,527	1,609,662
Marketable securities	10,276	10,223
Deferred taxes on income	2,631	2,064
Other assets	161,252	164,745
Total assets	$4,674,261	$4,784,703

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$159,894	$168,907
Accrued liabilities	247,964	249,009
Current portion of long-term debt and finance lease obligations	154,047	166,418
Total current liabilities	561,905	584,334

Term loan, Senior Secured Notes, AR securitization facility and finance lease obligations	2,222,736	2,226,589
Other non-current liabilities	522,971	525,151
Total liabilities	$3,307,612	$3,336,074

Shareholders’ equity:
Preferred Stock	804,000	789,845
Common stock	288	287
Treasury stock	(11,000)	(11,000)
Additional paid-in capital	542,663	540,536
Retained earnings	33,219	135,807
Accumulated other comprehensive income (loss)	(2,127)	(6,748)
Equity attributable to shareholders of the Company	1,367,043	1,448,727

Noncontrolling interest	(394)	(98)
Total shareholders’ equity	$1,366,649	$1,448,629
Total liabilities and shareholders’ equity	$4,674,261	$4,784,703

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Three Months Ended June 30,
	2026	2025
Operating activities:
Net income (loss) attributable to the Company	$(88,729)	$(1,898)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	53,201	12,266
Deferred income taxes and related valuation allowance	2,026	(4,669)
Net loss (gain) on sale of investments and other	(989)	(835)
Stock-based compensation	2,696	1,842
Amortization of deferred financing costs	2,501	622
Loss (gain) on hedging instruments	288	465
Non-cash lease expense	4,056	2,412
Changes in operating assets and liabilities:
Trade accounts receivable	5,508	(8,726)
Inventories	47,666	(9,661)
Prepaid expenses and other	(2,583)	(3,015)
Other assets	4,653	758
Trade accounts payable	(7,954)	(8,203)
Accrued liabilities	6,174	2,902
Non current liabilities	(2,890)	(2,413)
Net cash provided by (used for) operating activities	25,624	(18,153)

Investing activities:
Proceeds from sales of marketable securities	973	1,284
Purchases of marketable securities	(657)	(1,299)
Capital expenditures	(5,668)	(3,202)
Net cash provided by (used for) investing activities	(5,352)	(3,217)

Financing activities:
Borrowing / (Repayment) of debt	(18,368)	2,225
Cash inflows from hedging activities	5,721	5,832
Cash outflows from hedging activities	(5,995)	(6,275)
Payment of dividends	(2,016)	(2,003)
Other	(567)	(756)
Net cash provided by (used for) financing activities	(21,225)	(977)

Effect of exchange rate changes on cash and cash equivalents	2,796	(2,614)

Net change in cash and cash equivalents	1,843	(24,961)
Cash, cash equivalents, and restricted cash at beginning of year	$97,023	$53,933
Cash, cash equivalents, and restricted cash at end of period	$98,866	$28,972

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
COLUMBUS McKINNON CORPORATION
Q1 FY 2027 Net Sales Bridge

	Quarter
($ in millions)	$ Change	% Change
Q1 Fiscal 2026 net sales	$235.9
Divestiture	(34.8)
Q1 Fiscal 2026 net sales adjusted for the Divestiture	201.1
Kito Crosby Acquisition	304.8	151.6%
Pricing	7.1	3.5%
Volume	16.1	8.0%
Foreign currency translation	2.4	1.2%
Net sales growth adjusted for the Divestiture	$330.4	164.3%
Q1 Fiscal 2027 net sales	$531.5

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
NON-GAAP FINANCIAL MEASURES
The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended June 30,
	2026	2025
Gross profit	$146,269	$77,222
Add back (deduct):
Business realignment costs	—	1,385
Acquisition inventory step-up expense	55,198	—
Acquisition integration costs	1,078	—
Factory and warehouse consolidation costs	—	425
Monterrey, MX new factory start-up costs	—	1,901
Adjusted Gross Profit	$202,545	$80,933

Net sales	$531,461	$235,920

Gross margin	27.5%	32.7%
Adjusted Gross Margin	38.1%	34.3%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s gross profit and gross margin to the historical periods' gross profit and gross margin, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross margin to that of other companies.

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income and Diluted Earnings per Share to
Adjusted Net Income and Adjusted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended June 30,
	2026	2025
Net income (loss) attributable to the Company	$(88,729)	$(1,898)
Add back (deduct):
Amortization of other intangibles	34,808	7,635
Transaction-related costs	(232)	8,103
Acquisition inventory step-up expense	55,198	—
Acquisition integration costs	15,312	—
Business realignment costs	2,716	2,525
Net loss (gain) on sales of businesses	566	—
Factory and warehouse consolidation costs	—	482
Monterrey, MX new factory start-up costs	—	1,901
Normalize tax rate[1]	10,873	(4,492)
Adjusted Net Income	$30,512	$14,256

GAAP average diluted shares outstanding	28,793	28,658
Add back:
Effect of dilutive preferred shares	21,470	—
Effect of dilutive share-based awards	169	120
Adjusted Diluted Shares Outstanding	$50,432	$28,778

GAAP EPS	$(2.05)	$(0.07)

Adjusted EPS	$0.61	$0.50
1     Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.
Adjusted Net Income is defined as net income (loss) attributable to the Company and GAAP EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Diluted Shares Outstanding is defined as average diluted shares outstanding adjusted for the effect of dilutive preferred shares and the effect of dilutive share-based awards. Adjusted EPS is defined as Adjusted Net Income per Adjusted Diluted Shares Outstanding. Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of current periods' net income (loss) attributable to the Company, average diluted shares outstanding and GAAP EPS to the historical periods' net income (loss) attributable to the Company, average diluted shares outstanding and GAAP EPS, as well as facilitates a more meaningful comparison of the Company’s net income (loss) attributable to the Company and GAAP EPS to that of other companies. The Company believes that presenting Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income to Adjusted EBITDA1
($ in thousands)

	Three Months Ended June 30,
	2026	2025
Net income (loss) attributable to the Company	$(88,729)	$(1,898)
Add back (deduct):
Income tax expense (benefit)	21,044	260
Interest and debt expense	47,610	8,698
Investment (income) loss	(1,692)	(1,049)
Foreign currency exchange (gain) loss	4,023	(342)
Other (income) expense, net	(249)	(177)
Stock-based compensation	2,696	1,842
Depreciation and amortization expense	53,201	12,266
Transaction-related costs	(232)	8,103
Acquisition integration costs	15,312	—
Acquisition inventory step-up expense	55,198	—
Business realignment costs	2,716	2,525
Net loss (gain) on sales of businesses	566	—
Factory and warehouse consolidation costs	—	482
Monterrey, MX new factory start-up costs	—	1,901
Adjusted EBITDA	$111,464	$32,611

Net sales	$531,461	$235,920

Net income (loss) attributable to the Company margin	(16.7)%	(0.8)%
Adjusted EBITDA Margin	21.0%	13.8%
Adjusted EBITDA is defined as net income (loss) attributable to the Company before interest expense, income taxes, depreciation, amortization, and other adjustments, including stock-based compensation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net cash provided by (used for) operating activities to Free Cash Flow and
Free Cash Flow Excluding Deal Costs
($ in thousands, except growth percentages)

	Three Months Ended June 30,
	2026	2025
Net cash provided by (used for) operating activities	$25,624	$(18,153)
Capital expenditures	(5,668)	(3,202)
Free Cash Flow	$19,956	$(21,355)
Kito Crosby Acquisition-related cash payments	12,467	4,100
Free Cash Flow Excluding Deal Costs	$32,423	$(17,255)

Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. Free Cash Flow Excluding Deal Costs is defined as Free Cash Flow less cash payments related to transaction, financing and integration activities for the Kito Crosby Acquisition captured in the operating activities section of the consolidated statement of cash flows. Free Cash Flow and Free Cash Flow Excluding Deal Costs are not measures determined in accordance with GAAP and may not be comparable with measures as defined or used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Free Cash Flow and Free Cash Flow Excluding Deal Costs, is important for investors and other readers of the Company's financial statements and assist in understanding of the comparison of the current period Free Cash Flow and Free Cash Flow Excluding Deal Costs to that of historical periods.

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Sales to Legacy CMCO Net Sales and
Net Sales Growth to Legacy CMCO Net Sales Growth
($ in thousands, except growth percentages)

	Three Months Ended June 30,
	2026	2025
Net sales	$531,461	$235,920
Less Divestiture net sales	—	(34,848)
Less Kito Crosby Acquisition net sales	(304,764)	—
Legacy CMCO Net Sales	$226,697	$201,072

Net sales growth	125.3%
Legacy CMCO Net Sales Growth	12.7%

Legacy CMCO Net Sales is defined as net sales as reported, adjusted for the impact of the Kito Crosby Acquisition and Divestiture. Legacy CMCO Net Sales Growth is defined as the change in Legacy CMCO Net Sales between the current period and the prior year period divided by prior year period Legacy CMCO Net Sales. Legacy CMCO Net Sales and Legacy CMCO Net Sales Growth are not determined in accordance with GAAP and may not be comparable with non-GAAP net sales calculations used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Legacy CMCO Net Sales and Legacy CMCO Net Sales Growth, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and fiscal year's net sales and net sales growth to the historical periods' net sales.

Columbus McKinnon Reports Record Orders and Sales in Q1 FY27; Increases FY27 Guidance
July 30, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Credit Agreement Net Leverage Ratio
($ in thousands)

	Twelve Months Ended
	June 30, 2026	March 31, 2026
Net income (loss)	$(315,972)	$(229,437)
Add back (deduct):
Annualize EBITDA for the Kito Crosby Acquisition, Divestiture and synergies[1]	197,083	264,352
Income tax (benefit) expense	43,714	22,930
Interest and debt expense	100,057	61,145
Cost of debt refinancing	24,185	24,185
Depreciation and amortization expense	117,973	77,038
Stock-based compensation	10,424	9,569
Transaction-related costs	47,268	55,603
Acquisition integration costs	25,345	12,795
Acquisition inventory step-up expense	91,996	36,798
Business realignment costs	7,264	4,310
Factory and warehouse consolidation costs	572	1,054
Headquarter relocation costs	463	463
Loss on impairment of goodwill[2]	200,000	200,000
Monterrey, MX new factory start-up costs	4,579	6,480
Net (gain) loss on sale of business	(102,740)	(103,306)
Net gain on sale of facilities	(917)	(917)
Net loss attributable to noncontrolling interest	(394)	(98)
Unrealized foreign exchange	10,017	(1,934)
Credit Agreement Trailing Twelve Month Adjusted EBITDA	$460,917	$441,030

Current portion of long-term debt and finance lease obligations	$154,047	$166,418
Term loan, Senior Secured Notes, AR securitization facility and finance lease obligations	2,222,736	2,226,589
Total debt	$2,376,783	$2,393,007
Standby letters of credit	18,418	16,067
Cash and cash equivalents	(98,410)	(96,562)
AR securitization facility obligations[3]	$(51,391)	(53,127)
Credit Agreement Net Debt	$2,245,400	$2,259,385

Credit Agreement Net Leverage Ratio	4.9x	5.1x
1     EBITDA is normalized to include a full year of performance from Kito Crosby and Divestiture and assumes all cost synergies are achieved in fiscal 2026.
2     For its annual goodwill impairment test for fiscal 2026, the Company elected to bypass the qualitative assessment and performed a quantitative impairment test for its reporting units, comparing the carrying amount of each reporting unit with its estimated fair value. While each of the individual reporting units initially had fair values in excess of their book value, the sustained reduction in the Company's stock price and market capitalization resulted in the aggregate equity value of the combined company exceeding its market capitalization at its annual measurement date. On this basis, the Company reevaluated the fair value of each of its reporting units and this resulted in a partial impairment of the goodwill for the Precision Conveyance reporting unit in the amount of $200,000,000.
3     The Company's Credit Agreement definition of Net Debt excludes any debt related to its AR securitization facility given that borrowings under the AR securitization facility support the Company's short term working capital needs.
Credit Agreement Net Debt is defined in the Company's Credit Agreement as total debt plus standby letters of credit, net of cash and cash equivalents and AR securitization facility obligations. Credit Agreement Net Leverage Ratio is defined as Credit Agreement Net Debt divided by the Credit Agreement Trailing Twelve Month Adjusted EBITDA. Credit Agreement Trailing Twelve Month Adjusted EBITDA is defined in the Company's Credit Agreement as net income adjusted for interest expense, income taxes, depreciation, amortization, and other adjustments. Credit Agreement Net Debt, Credit Agreement Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Credit Agreement Net Debt, Credit Agreement Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are important for investors and other readers of the Company’s financial statements.